Exhibit 99.1

OPINION RESEARCH CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands)

	31-Dec-05	31-Mar-06
Assets
Current assets:
Cash and equivalents	$—	$996
Accounts receivable	26,959	23,911
Allowance for doubtful accounts	(58)	(4)
Unbilled services	17,600	20,308
Prepaid expenses and other current assets	2,291	4,479
Assets of discontinued operations	505	316

Total current assets	47,297	50,006
Non-current assets:
Fixed assets, net of depreciation	8,833	9,052
Goodwill	26,903	26,934
Other intangibles, net of amortization	224	221
Other non-current assets	8,699	6,191
Assets of discontinued operations	212	—

Total non-current assets	44,871	42,398

Total assets	$92,168	$92,404

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,269	$6,599
Accrued expenses	11,705	8,428
Deferred revenues	4,156	4,172
Short-term borrowings	3,000	3,000
Other current liabilities	3,199	2,499
Liabilities of discontinued operations	586	152

Total current liabilities	28,915	24,850
Long-term borrowings	55,321	57,744
Other liabilities	1,517	2,607
Liabilities of discontinued operations	154	—
Total stockholders’ equity	6,261	7,203

Total liabilities and stockholders’ equity	$92,168	$92,404